John Deere Owner Trust 2003	Exhibit 99.1
Statement to Certificateholder

$197,000,000 Class A-1 1.08125% Asset Backed Notes due August 13, 2004
$187,000,000 Class A-2 1.31000% Asset Backed Notes due January 17, 2006
$202,000,000 Class A-3 1.79000% Asset Backed Notes due April 16, 2007
$149,000,000 Class A-4 2.44000% Asset Backed Notes due June 15, 2010
$15,150,000 Class B 2.01000% Asset Backed Notes due June 15, 2010
$7,546,670 Asset Backed Certificates

Payment Date:	15-Jun-04
(1) Amount of principal being paid or distributed:
(a) A-1 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(b) A-2 Notes:	$19,908,162.38
per $1,000 original principal amount:	$106.46
(c) A-3 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(d) A-4 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(e) B Notes:	$552,856.74
per $1,000 original principal amount:	$36.49
(f) Certificates:	$0.00
per $1,000 original principal amount:	$0.00
(g) Total:	$20,461,019.12
(2) Amount of interest being paid or distributed:
(a) A-1 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(b) A-2 Notes:	$155,759.17
per $1,000 original principal amount:	$0.83
(c) A-3 Notes:	$301,316.67
per $1,000 original principal amount:	$1.49
(d) A-4 Notes:	$302,966.67
per $1,000 original principal amount:	$2.03
(e) B Notes:	$23,314.70
per $1,000 original principal amount:	$1.54
(f) Certificates:	$0.00
per $1,000 original principal amount:	$0.00
(g) Total:	$783,357.21
(3) After giving effect to distributions on this Payment Date:
(a) (i) outstanding principal amount of A-1 Notes:	$0.00
(ii) A-1 Note Pool Factor:	0.0000000
(b) (i) outstanding principal amount of A-2 Notes:	$122,771,995.23
(ii) A-2 Note Pool Factor:	0.6565347
(c) (i) outstanding principal amount of A-3 Notes:	$202,000,000.00
(ii) A-3 Note Pool Factor:	1.0000000
(d) (i) outstanding principal amount of A-4 Notes:	$149,000,000.00
(ii) A-4 Note Pool Factor:	1.0000000
(e) (i) outstanding principal amount of B Notes:	$13,366,365.51
(ii) B Note Pool Factor:	0.8822684
(f) (i) Certificate Balance	$7,546,670.00
(ii) Certificate Pool Factor:	1.0000000
(4) Note Value at end of related Collection Period:	$494,685,030.74

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period	$490,721,100.63
(6) Amount of Servicing Fee:	$425,933.00
per $1,000 original principal amount:	0.5621418
(7) Amount of Administration Fee:	$100.00
(8) Aggregate Purchased Receivables for Collection Period:	$0.00
(9) Amount in Reserve Account:	$13,259,692.00
Specified Reserve Account Balance:	$13,259,692.00
(10) Aggregate amount of Realized Losses for the Collection Period:	$20,336.70
(11) Amount of Payments that are more than 60 days past due:	$1,214,804.00